Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

THE GYMBOREE CORPORATION

(a Delaware Corporation)

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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AMENDED AND RESTATED BYLAWS

OF

THE GYMBOREE CORPORATION

(a Delaware Corporation)

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

1.2 OTHER OFFICES.

The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS; BUSINESS TO BE CONDUCTED; NOMINATION OF DIRECTORS.

(a) Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

(b) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.2 or Section 2.3. Only persons who are nominated in accordance with the procedures set forth in this Section 2.2 or Section 2.3 or in connection with action by written consent of stockholders in accordance with Section 2.9 shall be eligible for election or appointment as Directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.2 or Section 2.3 and, if any proposed nomination or business is not in compliance with Section 2.2 or Section 2.3, to declare that such defective proposal or nomination shall be disregarded.

2.2 ANNUAL MEETING; ADVANCE NOTICE.

(a) The annual meeting of stockholders shall be held on such date and at such time as may be designated by the Board of Directors. At the meeting, stockholders shall elect Directors and transact any other business as may be properly brought before the meeting in accordance with these Bylaws.

(b) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual meeting may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.2 and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in Section 2.2(c) as to such business or nomination. Section 2.2(b)(iii) shall be the exclusive means for a stockholder to make nominations or submit other business at an annual meeting of stockholders. Notwithstanding compliance with this Section 2.2 (in the case of an annual meeting) or Section 2.3 (in the case of a special meeting), in order to include information with respect to a stockholder nomination or proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by and otherwise comply with Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”).

(c) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(b)(iii), the stockholder must have given timely notice thereof in proper form to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must be in writing and must:

(i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any;

(2) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this subsection, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner is potentially entitled at the date of such notice or at any time thereafter based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); and

(3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to, or otherwise would be required by, Section 14 of the Exchange Act;

(ii) if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, set forth:

(1) a brief but reasonably complete description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that the business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business; and

(2) a reasonably detailed description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:

(1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to, or otherwise would be required by, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and

(2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limiting the generality of the foregoing, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant;

(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement the Corporation generally requires from its Directors, which may include questions and representations as to the background and qualification of such person, the background of any other person or entity on whose behalf the nomination is being made and matters related to independence.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d) Notwithstanding anything in the second sentence of Section 2.2(c) to the contrary, in the event that (i) the number of Directors to be elected to the Board of Directors at an annual meeting is increased and either (A) the Board of Directors does not fill the vacancy resulting from such increase but determines that such vacancy shall be filled by the stockholders or (B) the Board of Directors fills the vacancy but the term of the newly created directorship ends at the next occurring annual meeting, and (ii) there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.2(b)(iii)(C) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the provisions of this Section 2.2 or Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in such sections; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.2 or Section 2.3, which are independent of, or in addition to, the Exchange Act rules and regulations. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3 SPECIAL MEETING; ADVANCE NOTICE.

(a) Special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, (iii) by the Chief Executive Officer or President or (iv) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record as of the record date fixed in accordance with Section 2.3(d) who hold, in the aggregate, at least ten percent of the voting power of the outstanding shares of the Corporation (“Requisite Percentage”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

(b) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation.

(c) To be in proper form for purposes of this Section 2.3, a request by a stockholder for the Board of Directors to fix a record date shall set forth:

(i) As to each Requesting Person (as defined below), the stockholder and beneficial owner information required by Section 2.2(c)(i); and

(ii) As to the purpose or purposes of the special meeting, (A) a brief but reasonably complete description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that the business includes a proposal to amend these Bylaws, the language of the proposed amendment) and any material interest in such business of each Requesting Person, (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting and (C) all information required by Section 2.2(c)(iii) and Section 2.2(c)(iv) with respect to any Director nomination desired to be made, including all such information related to each Requesting Person.

For purposes of this Section 2.3, the term “Requesting Person” shall mean (i) the stockholder, as applicable, (A) making the request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting in accordance with Section 2.3(b) and this Section 2.3(c), (B) providing a demand for a special meeting in accordance with Section 2.3(e) or (C) nominating a Director for election at a special meeting in accordance with Section 2.3(h), (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(d) Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in Section 2.3(f)(ii), Section 2.3(f)(iv), Section 2.3(f)(v) or Section 2.3(f)(vi).

(e) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(a) unless stockholders of record as of the record date fixed in accordance with Section 2.3(d) who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive office of the Corporation. Only stockholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive office of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2.3(d). To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) a brief but reasonably complete description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that the business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (ii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written demand, (iv) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 2.3 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation in proper form and in accordance with this Section 2.3. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 2.10. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.4.

(h) Nominations of persons for election or appointment to the Board of Directors at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this paragraph and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.3. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice containing (i) the stockholder and beneficial owner information required by Section 2.2(c)(i) with respect to each Requesting Person and (ii) all information required by Section 2.2(c)(iii) and Section 2.2(c)(iv) with respect to any Director nomination desired to be made, including all such information related to each Requesting Person, shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the election of Directors thereat; provided, however, that no Requesting Person who has (i) requested that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting or (ii) provided a demand for a special meeting, in either case as permitted by this Section 2.3, may make such nomination unless such notice was delivered together with such request or demand, as applicable. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i) In connection with a special meeting called in accordance with this Section 2.3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date in accordance with this Section 2.3, who delivered a demand to call a special meeting to the Secretary or who nominated a person for election to the Board of Directors shall further update and supplement all information previously provided to the Corporation in connection with such request, demand or nomination, if necessary, so that the information provided or required to be provided in such request, demand or nomination pursuant to this Section 2.3 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(j) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

2.4 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.5 QUORUM.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.6 ADJOURNED MEETING; NOTICE.

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in this Section 2.6.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.4 and this Section 2.6. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

2.7 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of Directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

If a quorum is present, in all matters other than the election of Directors, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by the Certificate of Incorporation or by these Bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.8 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.

The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.9 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

(a) Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.9, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.9. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In the event that demands for a special meeting of stockholders in proper form are provided by a stockholder or stockholders holding the Requisite Percentage in accordance with Section 2.3, the Board of Directors shall, not more than sixty-five (65) days and not less than sixty (60) days after the receipt of such demands, adopt a resolution fixing the record date for such special meeting, which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

If the Board of Directors does not so fix a record date as provided above:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b) the record date for determining stockholders entitled to given consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action.

The record date for any other purpose shall be as provided in Section 8.1.

2.11 PROXIES.

Every person entitled to vote for Directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.12 INSPECTORS OF ELECTION.

Before any meeting of stockholders or the solicitation of any written consent of the stockholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment or in connection with the solicitation of consents. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting or in connection with the solicitation of consents.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting or by written consents, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III

DIRECTORS

3.1 POWERS.

Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER AND TERM OF OFFICE.

The number of Directors shall be fixed from time to time by resolution of the Board of Directors, but such number shall be no fewer than six (6) and no more than nine (9) until changed by an amendment to this Section 3.2 duly adopted by the Board of Directors or by the stockholders. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided by these Bylaws.

3.3 CLASSES OF DIRECTORS.

Following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock of the Corporation (the “Initial Public Offering”) the Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article III, each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3.4 RESIGNATION AND VACANCIES.

Any Director may resign effective on giving written notice to the chairman of the board, the president, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, even if less than a quorum, or by a sole remaining Director; however, a vacancy created by the removal of a Director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each Director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i) Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5 REMOVAL.

Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may be removed from office at any time (a) with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of the capital stock of the Corporation entitled to vote at an election of Directors or (b) without cause by an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of such outstanding shares.

3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another; and all such Directors shall be deemed to be present in person at the meeting.

3.7 FIRST MEETINGS.

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

3.8 REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

3.9 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the Secretary or any two Directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.10 QUORUM.

A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.11 WAIVER OF NOTICE.

Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

3.12 ADJOURNMENT.

A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.13 NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9, to the Directors who were not present at the time of the adjournment.

3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board of Directors.

3.15 FEES AND COMPENSATION OF DIRECTORS.

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.16 APPROVAL OF LOANS TO OFFICERS.

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this Section 3.16 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, but no such committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopt, amend or repeal all or any portion of these Bylaws.

4.2 MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.6 (place of meetings), Section 3.8 (regular meetings), Section 3.9 (special meetings and notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment), and Section 3.14 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS.

The officers of the Corporation shall be a president, a Secretary and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board of Directors may appoint, or may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 CHAIRMAN OF THE BOARD.

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7.

5.7 PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 VICE PRESIDENTS.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.9 SECRETARY.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10 CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and Directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

6.1 ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.

The Corporation shall to the fullest extent permitted by the laws of the State of Delaware indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys’ fees), liabilities and losses, judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

6.2 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION.

The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys’ fees) actually and reasonably incurred or suffered by him or her in connection with such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 6.2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

6.3 DETERMINATION OF RIGHT TO INDEMNIFICATION.

Any indemnification under Section 6.1 or Section 6.2 (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) by a majority vote of a committee of such Directors, which committee was designated by a majority vote of such Directors, even though less than a quorum, or (c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders.

6.4 ADVANCEMENT OF COSTS, CHARGES, AND EXPENSES.

Expenses (including attorneys’ fees) incurred by a Director or officer referred to in Section 6.1 or 6.2 in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 6.3 or the final disposition of such action, suit or proceeding, upon the written request of such Director or officer, provided, however, that payment of such expenses in advance of the determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VI.

6.5 NONEXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise. Notwithstanding any amendment to or repeal of this Article VI, any person shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such person occurring prior to such amendment or repeal. The right to indemnification and advancement of expenses under this Article VI shall be construed as a contractual right of the persons afforded such right, shall continue as a vested contractual right, even if a person ceases to be a Director or officer of the corporation, and shall inure to the benefit of such person’s heirs, executors and administrators.

6.6 INSURANCE, CONTRACTS AND FUNDING.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law. The Corporation, without further stockholder approval, may enter into contracts with any person in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI.

6.7 LIMITATION ON INDEMNIFICATION.

Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

6.8 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2 INSPECTION BY DIRECTORS.

Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the Director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 ANNUAL STATEMENT TO STOCKHOLDERS.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairman of the board, the president, any vice president, the chief financial officer, the Secretary or assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of a Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the chief financial officer, the Secretary or an assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5 SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6 LOST CERTIFICATES.

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board of Directors may require; the Board of Directors may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.7 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

ARTICLE IX

AMENDMENTS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal these Bylaws upon the Directors. The fact that such power has been so conferred upon the Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these Bylaws. Notwithstanding any other provision of these Bylaws, (1) whenever any provision of these Bylaws shall require for action by the stockholders, the affirmative vote of a greater number of stockholders than would otherwise be required to amend these Bylaws, such provision shall not be altered, amended or repealed by the stockholders, and the stockholders shall not adopt any bylaw inconsistent therewith, except by such greater vote or by the written consent of such greater number of stockholders; and (2) whenever any provision of these Bylaws shall require for action by written consent of the stockholders, the consent of a greater number of stockholders than would otherwise be required to amend these Bylaws by written consent of the stockholders, such provision shall not be altered, amended or repealed by the stockholders by written consent and the stockholders shall not, by written consent, adopt any bylaw inconsistent therewith, except by the written consent of such greater number of stockholders.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the Board of Directors of the Corporation that the Corporation should be dissolved, the Board of Directors, after the adoption of a resolution to that effect by a majority of the whole Board of Directors at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the Directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of Directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the Secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the Secretary or some other officer of the Corporation setting forth the names and residences of the Directors and officers of the Corporation.

ARTICLE XI

CUSTODIAN

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES.

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

(i) at any meeting held for the election of Directors the stockholders are so divided that they have failed to elect successors to Directors whose terms have expired or would have expired upon qualification of their successors; or

(ii) the business of the Corporation is suffering or is threatened with irreparable injury because the Directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

(iii) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2 DUTIES OF CUSTODIAN.

The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Section 226(a)(3) or Section 352(a)(2) of the General Corporation Law of Delaware.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

OF

THE GYMBOREE CORPORATION

The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of The Gymboree Corporation and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation by this Corporation’s Board of Directors effective on June 9, 2009.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal this 9th day of June 2009.

/s/ Marina Armstrong
Marina Armstrong
Secretary